JUNIOR PARTICIPATION AGREEMENT

        This JUNIOR PARTICIPATION AGREEMENT (this “Agreement”), dated as of January 15, 2002, is by and between (i) Commerce Bank and Trust Company (“Lender”), the lender under that certain Sixth Restated Loan Agreement dated the date hereof (the “Sixth Agreement”), by and between the Lender and Resort Accommodations International, LLC (“RAI”), a Massachusetts limited liability company (as amended, modified, restated, replaced, refinanced, substituted or otherwise supplemented from time to time, the “Loan Agreement”), (ii) Richard T. Schumacher (“Schumacher”), (iii) RAI, and (iv) Boston Biomedica, Inc., a Massachusetts corporation (the “Company”).

Recitals

        WHEREAS, Lender and RAI are parties to the Loan Agreement, pursuant to which the Lender has made and may in the future make loans and/or extend other credit or accommodations to RAI (the “Loans”);

        WHEREAS, the Loans are evidenced by that certain Promissory Note dated February 27, 1998, as amended on each of July 18, 1998, August 20, 1999, May 20, 2000, December 12, 2000, and May 31, 2001 and further by that certain Sixth Note Modification Agreement dated January 15, 2002 (as amended, modified, restated, replaced, refinanced, substituted or otherwise supplemented from time to time, the “Note”);

        WHEREAS, it is a condition precedent to the execution and delivery by Lender of the Sixth Agreement that the Company guaranty the performance of certain obligations of Schumacher under Schumacher’s Unlimited Guaranty dated February 27, 1998, as ratified on each of July 18, 1998, August 20, 1999, May 20, 2000, December 12, 2000, and May 31, 2001 and further by that certain Sixth Ratification of Unlimited Guaranty dated January 15, 2002 (as modified or otherwise supplemented from time to time, “Schumacher’s Guaranty”), up to the amounts set forth in the Company’s Guaranty (as defined below));

        WHEREAS, the obligations of Schumacher under Schumacher’s Guaranty are secured, in part, by that certain Pledge Agreement dated February 27, 1998, as amended on July 18, 1998, August 20, 1999, May 20, 2000, December 12, 2000 and May 31, 2001 and further by that certain Sixth Amendment to Pledge Agreement dated January 15, 2002 (as modified or otherwise supplemented from time to time, the “Lender’s Pledge Agreement”);

        WHEREAS, in order to provide additional security for the performance of certain obligations of Schumacher under Schumacher’s Guaranty, the Company executed and delivered that certain Limited Guaranty, dated the date hereof, in favor of Lender (as modified or otherwise supplemented from time to time, the “Company’s Guaranty”);

        WHEREAS, to secure the payment of the obligations of the Company under the Company’s Guaranty, the Company and the Lender have entered into a Pledge Agreement, dated the date hereof, pursuant to which the Company has pledged $1.0 million in cash (such cash, in its present or any other form and all proceeds of and interest on the same, the “Company Collateral”) to be held by the Lender in an interest bearing account (as modified or otherwise supplemented from time to time, the “Company’s Pledge Agreement”); and

        WHEREAS, in connection with the Loan Agreement, Lender is willing to sell and convey, and Company is willing to purchase and acquire, the Junior Participation (as defined below) in the Loans made by Lender under the Loan Agreement as described herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                 Section 1.  Sale and Purchase of Junior Participation.

                 (a)     Lender hereby agrees that, if Lender at any time or from time to time pays or otherwise satisfies (directly or indirectly) any part of the Loans from the Company Collateral (or by any other payment made by the Company on account of the Loans) (each a "Payment" and collectively, "Payments"), the Lender shall be deemed to have sold, assigned, transferred and conveyed to the Company, and the Company shall be deemed to have purchased, acquired, accepted and assumed from Lender, without recourse to Lender, for the account and risk of the Company, an undivided junior interest (equal to the amount of the Payment(s)) in all of the Lender's rights and benefits in or to or under or with respect to the Loans, and insofar as the following relate to or secure the Loans, the Loan Agreement, the Note, any collateral (and any substitutions therefor and additions thereto) (the "Collateral") and any guaranties (the "Guaranties") now held by or hereafter granted to Lender with respect thereto, and all documents relating to any thereof (the "Credit Documents"), such interest of the Company in such Loans being referred to herein as the Company's "Junior Participation" in such Loans. The Company shall not be liable for any expenses, costs or fees of the Lender, or any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against the Lender, except as a result of any claims brought with respect to the Company's Pledge Agreement.

                 (b)     In the event of a Payment, the Company shall be considered for all purposes to be the legal and equitable owner of the rights, benefits and obligations sold and conveyed and purchased and acquired pursuant to Section 1(a) hereof, to the extent of its Junior Participation interest. Notwithstanding anything herein to the contrary, the Company's Junior Participation interest shall not exceed the amount equal to the aggregate dollar amount of any Payments actually paid to or received by Lender.

                 (c)     Upon the request of the Company, the Lender will deliver to the Company a Junior Participation Certificate, substantially in the form of Exhibit 1 hereto, with the blanks therein appropriately filled, further evidencing the Company's Junior Participation.

                 (d)     Upon Payment in Full (as that term is defined below) to Lender of the Credit Obligations (as that term is defined below), Lender shall assign, without recourse, all of its rights, title and interest in and to the Loan Agreement and the Credit Documents to the Company. As used herein "Credit Obligations" shall mean the difference between (i) the Obligations (as that term is defined in the Note) and (ii) the Junior Participation. As used herein "Paid in Full," "Payment in Full" or any similar terms when used in this Agreement with respect to Credit Obligations shall mean the payment in full to Lender of such Credit Obligations in cash or immediately available funds (other than the payment or repayment thereof with the proceeds of loans provided by one or more of lenders in connection with any refinancing transaction or transactions) and termination of all lending commitments. All rights of the Company received pursuant to this Agreement on account of its Junior Participation, including the right to principal and interest at the rates charged by the Lender to RAI, shall be accrued by, but not paid to, it until Payment in Full of the Credit Obligations is received by Lender and thereafter any amounts owed to the Company shall be paid by RAI or Schumacher.

                 Section 2.  Distributions.

                 (a)     The Company shall not be entitled to payment of any portion of any amounts received by, from, or for the account of RAI representing repayment of principal, payment of interest, fees, or charges on the Loans until such time as the Credit Obligations payable to Lender shall have been Paid in Full. The Company hereby acknowledges and agrees that unless otherwise agreed to in writing by Lender, all payments made to Lender on account of the Loan Agreement and the Credit Documents, whether made on account of or applied as principal, interest, fees or charges shall be applied first in reduction of the Credit Obligations (the Company having no interest in any such payments), and to the extent available, and only after the Credit Obligations have been Paid in Full, the balance shall be distributed to the Company on account of the Junior Participation.

                 (b)     If any payment received by Lender, or any application made by Lender on account of any amount payable to Lender in respect of the Loans shall be required to be rescinded, returned or paid over by Lender to RAI for any reason at any time, whether before or after the termination of this Agreement, the Company, promptly upon notice from Lender, shall pay over to Lender any such amounts that are required to be returned by Lender to RAI that were actually and unconditionally received by the Company.

                 Section 3.  Reservation of Rights.  Lender reserves the right, in its sole discretion and without notice to or the consent of the Company: to increase or add additional interest, fees or other charges to the present balance of the Credit Obligations, as Lender may deem desirable; to exercise or refrain from exercising any powers or rights or remedies which Lender has or may have under the Loan Agreement or the Credit Documents or at law or in equity including, without limitation, to foreclose upon or release any Collateral; to take or refrain from taking any action or actions to which it may be entitled against any person or entity under the Loan Agreement or the Credit Documents; in the event of any acquisition by Lender of any or all of the Collateral, to hold title to such Collateral for the benefit of Lender, and either directly or by employing others, to operate, manage, preserve and dispose of such Collateral. The Company acknowledges and agrees that until, subject to Section 2(b) hereof, the Credit Obligations are Paid in Full, the Company (a) has no right to vote its Junior Participation or be counted in any way in any decision or determination of the Lender and (b) it has no other rights whatsoever and may not exercise any remedies on account of its Junior Participation with respect to the Loans, the Collateral, the Loan Agreement, and the Credit Documents.

                 Section 4.  Assignments.  The Company hereby expressly acknowledges that Lender may sell, assign or otherwise transfer or convey other interests in the Loans without notice to or the consent of the Company; provided, however, that such assignment, transfer or conveyance shall be subject to the Company’s undivided Junior Participation interest.

                 Section 5.  Lender's Duties.

                 (a)     The Company acknowledges and agrees that the Junior Participation is a participation in Lender's rights and that the Company's Junior Participation interest in the Loans is claimed through the Lender.

                 (b)     Lender generally shall service the Loans in accordance with its usual practices in the ordinary course of business. The Company agrees that the Lender does not assume and the Company hereby releases, discharges and exonerates Lender from any and all responsibility or liability to the Company, express or implied, for any loss or depreciation of or failure to realize upon the Collateral or the Loan Agreement or the Credit Documents or the Guaranties or the failure or delay to collect or receive payment of any sums owing from Company or others or for any mistake, omission or error of judgment in approving or accepting the Collateral, the Loan Agreement, the Credit Documents or the Guaranties or the making of any examination thereof, or for granting extensions or indulgences to RAI or any other party.

                 (c)     The duties of Lender hereunder shall be mechanical and administrative in nature. Lender shall not by reason of this Agreement have a fiduciary relationship in respect of the Company.

                 (d)     Upon Payment in Full of the Credit Obligations, the Lender will not take any action to dispose of any remaining Collateral or terminate any financing statements or take any other action to terminate Lender's perfected security interest in the remaining Collateral unless the Company has notified the Lender in writing to do so (such notification to be made within 20 days after Payment in Full of the Credit Obligations) . Following Payment in Full of the Credit Obligations, the Company shall become subrogated as to the Loans and the Company's junior security interest in the Collateral shall become a first priority security interest in the remaining Collateral, including any pledged or mortgaged Collateral, until the Company is repaid from RAI or Schumacher the entire amount of the Company's Junior Participation.

                 Section 6.  Duties of RAI and Schumacher.

        At any reasonable time, during normal business hours, RAI and Schumacher will, from time to time, at the Company’s reasonable request, furnish such information as may be provided to Lender by RAI or Schumacher with respect to the Collateral and such other information pertaining to the financial condition or operating results of RAI or Schumacher that may be given to Lender by RAI or Schumacher in connection with servicing the Loans or that otherwise may reasonably be requested by the Company.

                 Section 7.  Rights of Lender.

        Nothing contained herein shall limit or in any way affect the Company’s obligations to the Lender under the Company’s Guaranty and the Company’s Pledge Agreement, including, but not limited to, the payment of any costs and expenses described therein.

                 Section 8.  Reliance.

                 (a)     Lender may consult with legal counsel, independent public accountants and other experts selected by it in connection with this Agreement, the Loans, the Loan Agreement, the Guaranties and the Credit Documents, and shall be entitled to rely upon the advice of such counsel, independent accountants and experts.

                 (b)     Lender makes no representation or warranty to the Company regarding (1) the collectibility of the Loans; (2) the existing or future financial condition of RAI, or any other party liable for repayment of the Loans under the Loan Agreement or the Credit Documents; (3) the value or any other condition of the Collateral; or (4) the accuracy of any information supplied or to be supplied by Company. The Company has entered into this Agreement upon its own independent investigation of RAI, the Collateral, the Loan Agreement, the Credit Documents and all parties who are or may be liable under the Loan Agreement or the Credit Documents. The Company acknowledges that it has had an opportunity to inquire of Lender and RAI to the extent the Company feels necessary or appropriate in connection with this Agreement.

                 Section 9.  Notices.  Except as otherwise provided herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be sent by first class, registered or certified mail (which shall be effective when deposited in the mail, postage prepaid), or by telegraph or cable (which shall be effective when delivered to the telegraph or cable company, charges prepaid). All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party.

                 Section 10.  Modification.  This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf all of the parties hereto.

                 Section 11.  Prior Understandings.  This Agreement supersedes all prior understandings, whether written or oral, among the parties hereto relating to the transactions provided for herein.

                 Section 12.  Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflict of laws principles.

                 Section 13.  Counterparts.   This Agreement may be executed in original or by facsimile in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts and facsimiles together shall constitute but one and the same instrument.

                 Section 14.  Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                 Section 15.  Headings.  The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any of the provisions hereof.

                 Section 16.  Severability.   If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

                 Section 17.  Effective Date.  This Agreement shall be effective upon the receipt by Agent of a counterpart hereof executed by or on behalf of the Company, Lender, RAI and Schumacher.

                 Section 18.  Miscellaneous.   The parties hereto intend that the transactions effected pursuant to this Agreement shall constitute the sale and purchase of the ownership interests referred to in Sections 1(a) hereof, and not extensions of credit. The parties hereto intend that this Agreement and the transactions contemplated by this Agreement represent commercial transactions, and not investments, and not transactions in securities for purposes of any securities law.

thereunto duly authorized as an instrument under seal as of January 15, 2002.

                                      COMMERCE BANK & TRUST COMPANY

                                      By:
                                      Name:    Roger Allard
                                      Title:   Senior Loan Officer, duly authorized

                                      Address for Notices:
                                      Commerce Bank & Trust Company
                                      P.O. Box 15020

                                      Worcester, MA 01615
                                      Attn: Senior Loan Officer and Roger Allard, Senior Vice President
                                      Telephone: (800) 698-2265

                                      Or if by hand delivery:

                                      Commerce Bank & Trust Company
                                      386 Main Street
                                      Worcester, MA 01608
                                      Attn:  Senior Loan Officer and Roger Allard, Senior Vice President

                                      BOSTON BIOMEDICA, INC.

                                      By:
                                      Name:    Kevin Quinlan
                                      Title:   President

                                      Address for Notices:
                                      Boston Biomedica, Inc.
                                      375 West Street
                                      West Bridgewater, MA 02379
                                      Attn: Kevin Quinlan
                                      Telephone: (508) 580-1900
                                      Facsimile: (508) -580-2050

                                      With a copy to:

                                      Steven R. London, Esquire
                                      One Financial Center
                                      Boston, MA 02111
                                      Telephone: (617) 856-8200
                                      Facsimile: (617) 856-8201

                                      Richard T. Schumacher

                                      Address for Notices:
                                      Richard T. Schumacher
                                      349 Foundry Street
                                      North Easton, MA 02356
                                      Telephone: (508) 238-4470
                                      Facsimile: (____)______________

                                      With a copy to:

                                      Howard Levin, Esquire
                                      Perkins, Smith & Cohen, LLP
                                      One Beacon Street
                                      30th Floor
                                      Boston, MA 02108
                                      Telephone: (617) 854-4000
                                      Facsimile: (617) 854-4040

EXHIBIT 1
TO PARTICIPATION AGREEMENT

Supplement No. __ to JUNIOR PARTICIPATION AGREEMENT dated as of January 15, 2002, is by and between (i) Commerce Bank and Trust Company ("Lender"), the lender under that certain Sixth Restated Loan Agreement dated the date hereof (the "Sixth Agreement"), by and between the Lender and Resort Accommodations International, LLC ("RAI"), a Massachusetts limited liability company (as amended, modified, restated, replaced, refinanced, substituted or otherwise supplemented from time to time, the "Loan Agreement"), (ii) Richard T. Schumacher ("Schumacher"), (iii) RAI, and (iv) Boston Biomedica, Inc., a Massachusetts corporation (the "Company").

1.       Company:                                         ("Company")

2.       Lender:                                          ("Assigning Lender")

3.       Credit Agreement:                                ("Credit Agreement")

4.       Loans:                                           ("Loans")

5.       Company's Junior Participation:                  ("Junior Participation")

6.       Other Provisions:

Pursuant to Section 1 of the Participation Agreement, Assigning Lender hereby sells, assigns, transfers and conveys to the Company, and the Company hereby purchases, acquires, accepts and assumes from Lender, without recourse to Lender, for the account and risk of the Company, a Junior Participation in the above Loans to RAI made or to be made by Assigning Lender pursuant to the Credit Agreement. This Supplement is hereby incorporated by reference in and made a part of the Participation Agreement.

                  WITNESS the due execution hereof as of               , _____.

COMMERCE BANK & TRUST COMPANY                               BOSTON BIOMEDICA, INC.
      as Lender
By:                                                         By:

Name:                                                       Name:

Title:                                                      Title: